EXHIBIT 5.1

Perkins Coie LLP 1120 N.W. Couch Street 10th Floor Portland, OR 97209-4128	T. +1.503.727.2000 F. +1.503.727.2222 perkinscoie.com

May 18, 2026

Digimarc Parent, Inc.

8500 SW Creekside Place

Beaverton, Oregon 97008

Re:	Registration Statements on Form S-8 of Shares of Common Stock, $0.001 par value, of Digimarc Parent, Inc. (the “Company”)

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of (i) Post-Effective Amendments No. 1 to the Registration Statements on Form S-8 (the “First Post-Effective Amendments”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) by Digimarc LLC (formerly “Digimarc Corporation”), an Oregon limited liability company (the “Predecessor Registrant”) on October 21, 2008 (Registration No. 333-154524), May 11, 2018 (Registration No. 333-224876), January 19, 2022 (Registration No. 333-262230), May 12, 2023 (Registration No. 333-271870), May 30, 2025 (Registration No. 333-287697), and May 30, 2025 (Registration No. 333-287700), and (ii) Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (together with the First Post-Effective Amendments, the “Post Effective Amendments”) filed with the Commission by the Predecessor Registrant on May 16, 2014 (No. 333-196035), as amended by Post-Effective Amendment No. 1 to Registration Statement No. 333-196035, filed with the Commission on May 11, 2018 (all such Registration Statements collectively, the “Registration Statements”).

The Registration Statements, as amended by the Post-Effective Amendments, relate to the offering of shares of common stock, $0.001 par value, of the Company (the “Shares”), which may be issued under the Digimarc Corporation 2008 Incentive Plan, the Digimarc Corporation 2018 Incentive Plan and the Digimarc Corporation Employee Stock Purchase Plan (collectively, the “Plans”).

The Company became the successor to the Predecessor Registrant on May 15, 2026 pursuant to a reorganization (the “Reorganization”) of the Predecessor Registrant into a new holding company structure under the terms of that certain Agreement and Plan of Reorganization, dated as of March 12, 2026, including the Agreement and Plan of Merger attached thereto, dated as of March 12, 2026, by and among the Predecessor Registrant, the Company and Deschutes Merger Sub, Inc., an Oregon corporation (“Merger Sub”) and, as of immediately prior to the consummation of the Reorganization, a wholly owned subsidiary of the Company, pursuant to which Merger Sub merged with and into the Predecessor Registrant, with the Predecessor Registrant surviving as a wholly owned subsidiary of the Company, followed by the conversion of the Predecessor Registrant into an Oregon limited liability company.

In accordance with paragraph (d) of Rule 414 under the Securities Act, the Post-Effective Amendments are being filed by the Company, as the successor registrant to the Predecessor Registrant, to expressly adopt the Registration Statements as its own registration statements for all purposes of the Securities Act and under the Securities Exchange Act of 1934, as amended.

We have examined the Registration Statements, as amended by the Post-Effective Amendments, and such documents and records of the Company as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Digimarc Parent, Inc.

May 18, 2026

Based upon and subject to the foregoing, we are of the opinion that any Shares issued by the Company pursuant to the Plans, upon registration by its registrar of such Shares and the issuance thereof by the Company in accordance with the terms of the Plans, and the receipt of consideration for such Shares in accordance with the terms of the Plans, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statements. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Sincerely,

/s/ Perkins Coie LLP

PERKINS COIE LLP